                                                                           3.(i)

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       FLORIDA EAST COAST INDUSTRIES, INC.

         Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, FLORIDA EAST COAST INDUSTRIES, INC. (the "Corporation") hereby adopts the following Second Amended and Restated Articles of Incorporation:

                                   ARTICLE I.

                                NAME AND ADDRESS

         The name of the Corporation is FLORIDA EAST COAST INDUSTRIES, INC. The Corporation's principal office and mailing address is One Malaga Street, St. Augustine, Florida 32084.

                                   ARTICLE II.

                                     PURPOSE

         The Corporation is organized for the purpose of transacting any and all lawful business for corporations organized under the Florida Business Corporation Act (the "FBCA").

                                  ARTICLE III.

                                      TERM

         The duration of the Corporation shall be perpetual.

                                   ARTICLE IV.

                                REGISTERED OFFICE

         The street address of the Corporation's registered office and the name of the registered agent at such office are:

                          Heidi J. Eddins, Esq.
                          One Malaga Street
                          St. Augustine, Florida 32084

                                   ARTICLE V.

                                  CAPITAL STOCK

         1. Authorized Stock. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred seventy million (170,000,000) shares, consisting of:

                  (a) One hundred fifty million (150,000,000) shares of Common Stock, no par value (the "Common Stock"); and

                  (b) Twenty million (20,000,000) shares of Preferred Stock, no par value (the "Preferred Stock").

         2. Voting of Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election of directors.

         3. Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

                                   ARTICLE VI.

                               BOARD OF DIRECTORS

         1. Number. The Board of Directors shall consist of such number of members as may be fixed from time to time by the Board of Directors in accordance with the By-Laws of the Corporation.

         2. Shareholder Nominations of Director Candidates. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors at an annual or special meeting of shareholders may be made by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2 of Article VI, provided that nominations of persons for election to the Board of Directors at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 607.0705 of the FBCA. Nominations of persons for election at a special meeting, other than nominations made by or at the direction of the Board of Directors, shall be made pursuant to notice in writing delivered to or mailed and received by the Secretary of the Corporation at its principal executive offices not later than the close of business on the tenth
(10th) day following the date on which notice of such meeting is given to shareholders or made public, whichever occurs first. Nominations of persons for election at an annual meeting, other than nominations made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than 180 days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting, provided that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth day following the date on which notice of the date of the annual meeting is given to shareholder or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth the following information:
(a) as to each person whom the shareholder proposed to nominate for election or re-election as a director at the annual or special meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14a promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual or special meeting, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Section 2, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         3. Cumulative Voting. Holders of shares of the Corporation's capital stock shall be entitled to cumulate their votes for directors.

         4. Vacancies or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the Corporation's By-Laws. Any director elected by some or all of the directors to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed pursuant to Section 5 of this Article VI. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         5. Removal. A director of the Corporation may be removed only for cause by the affirmative vote, at a meeting of shareholders, of the holders of at least a majority of the total voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors, voting together as a single class, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of such director. A director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal.

         6. Preferred Stock Rights. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Section 3 of Article V applicable thereto, and such directors so elected shall not be subject to the provisions of this Article VI unless otherwise provided therein.

                                  ARTICLE VII.

                                    BY-LAWS

         In furtherance of and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized to amend or repeal the By-Laws of the Corporation or adopt new By-Laws of the Corporation by the affirmative vote of at least two-thirds of the entire Board of Directors. In addition to the right of the Board of Directors to amend or repeal the By-Laws of the Corporation and in furtherance and not in limitation of the powers conferred by applicable law, the Corporation's shareholders may amend or repeal the By-Laws or adopt new By-Laws by the affirmative vote of at least two-thirds of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE VIII.

                             SHAREHOLDERS' MEETINGS

         1. Call of Special Shareholders Meeting. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law): (a) the meeting is called by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; (b) the meeting is called by the Chairman of the Board of Directors or (c) the meeting is called by the holders of not less than 30% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by a writing signed, dated and delivered to the Corporation's Secretary containing one or more demands for the meeting and particularly describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the FBCA may be conducted at a special shareholders' meeting.

         2. Advance Notice of Shareholder-Proposed Business for Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation, not less than sixty (60) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting, provided that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Section 2 of Article VIII, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE IX.

                           WAIVER OF MONETARY DAMAGES

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or any other duty as a director, except as provided by Section 607.0831 of the FBCA. If the FBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as amended. If any of the provisions of this Article IX (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE X.

                                 INDEMNIFICATION

         1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the FBCA (including by any amendment to the FBCA, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, that, except as provided in Paragraph (2) of this Article X, with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending a Proceeding in advance of its final disposition; provided, that, if the FBCA requires, the payment of such expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.

         2.       Right of Indemnitee to Bring Suit. If a claim under Paragraph
(1) of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover payments by the Corporation of expenses incurred by an Indemnitee in defending, in his or her capacity as a director or officer, a Proceeding in advance of its final disposition, the Indemnitee shall be entitled to also be paid the expense of prosecuting or defending such claim. In any action brought by the Indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an Indemnitee in defending, in his or her capacity as a director or officer, a Proceeding in advance of its final disposition, the burden of proving that the Indemnitee is not entitled to be indemnified under this Article X or otherwise shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of Indemnitee conduct set forth in the FBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such an action brought by the Indemnitee, be a defense to the action.

         3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, the Corporation's By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

         4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the FBCA.

         5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE XI.

                                    AMENDMENT

         The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in these Second Amended and Restated Articles of Incorporation in any manner permitted by law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any amendment, alteration, change or repeal of any provision of Article V (other than Section 1 thereof), Article VII, Article VIII, Article XI or
Article XII of these Second Amended and Restated Articles of Incorporation shall require approval of both (a) the Board of Directors by the affirmative vote of a majority of the members then in office and (b) the Corporation's shareholders by the affirmative vote of at least seventy-five percent (75%) of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE XII.

                               NO WRITTEN CONSENT

         Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken only upon the vote of shareholders at a duly convened meeting of shareholders in accordance with these Second Amended and Restated Articles of Incorporation, and may not be taken by written consent of shareholders.

         IN WITNESS WHEREOF, the Secretary of the Corporation has executed these Second Amended and Restated Articles of Incorporation as of September 15, 2003.

                                    FLORIDA EAST COAST INDUSTRIES, INC.

                                    By: /s/ Heidi J. Eddins
                                       ---------------------------
                                    Name:  Heidi J. Eddins
                                    Title: Secretary

                        CERTIFICATE OF REGISTERED AGENT
                                       OF
                      FLORIDA EAST COAST INDUSTRIES, INC.


         Having been named to accept service of process for Florida East Coast Industries, Inc. at the place designated in the foregoing Amended and Restated Articles of Incorporation, Heidi J. Eddins agrees to act in this capacity and is familiar with and accepts the obligations provided in Section 607.0505 of the Florida Business Corporation Act.


                                         /s/ Heidi J. Eddins
                                         ---------------------------
                                         HEIDI J. EDDINS


Date: September 15, 2003